EXHIBIT- 99.3

RETIREMENT AGREEMENT

This RETIREMENT AGREEMENT by and between Geoffrey Thompson, (the “Executive”), and Doyen Elements, Inc. f/k/a AdvantaMeds Solutions USA Fund I, Inc. being effective as of November 3, 2017. The parties to this Retirement Agreement, (“Agreement”), may be hereafter individually referred to as a “party,” or collectively referred to as the “parties.”

RECITAL

WHEREAS, Executive has faithfully provided services to the Corporation as its Chairman, Chief Executive Officer, Chief Financial Officer and President;

WHEREAS, the Corporation and the Executive believe that it is in the best interests of the Corporation, its owners, and stakeholders that the Executive resigns his employment with the Corporation;

WHEREAS, the Executive has submitted to the Corporation his Resignation as an Officer and Director of the Corporation, effective immediately upon the execution of this Agreement by the Parties; and

WHEREAS, Executive has requested that Corporation provide severance payments and additional assurances of indemnification as a statutory employee, officer, and director; and

WHEREAS, the Corporation has agreed to provide these severance payments and assurances of general indemnification that are consistent with and do not limit or expand Executives rights to indemnification under state and federal law.

AGREEMENT

NOW, THEREFORE in consideration of Executives services and continued employment, the Parties agree as follows:

1.	Severance Payments. The Executive shall be paid by the Corporation, jointly and severely, in the aggregate amount of Two Hundred Fifty Thousand Dollars, ($250,000) as follows:

a.)	On December 1, 2017, the Corporation shall pay the Executive the amount of Forty-One Thousand Six Hundred Sixty-Seven Dollars ($41,667).

b.)	On January 1, 2018, the Corporation shall pay the Executive the amount of Forty-One Thousand Six Hundred Sixty-Seven Dollars ($41,667).

c.).	On February 1, 2018, the Corporation shall pay the Executive the amount of Forty-One Thousand Six Hundred Sixty-Seven Dollars ($41,667).

RETIREMENT AGREEMENT

GEOFFREY THOMPSON

d.)	On March 1, 2018, the Corporation shall pay the Executive the amount of Forty-One Thousand Six Hundred Sixty-Seven Dollars ($41,667).

e.)	On April 1, 2018, the Corporation shall pay the Executive the amount of Forty-One Thousand Six Hundred Sixty-Seven Dollars ($41,667).

f.)	On May 1, 2018, the Corporation shall pay the Executive the amount of Forty-One Thousand Six Hundred Sixty-Five Dollars ($41,665).

2.	Stock. The executive was entitled to receive Eighteen Million, (18,000,000) shares of Stock in Doyen Elements, Inc. f/k/a AdvantaMeds Solutions USA Fund I, Inc, (“Doyen”), and the Executive and Doyen have reached the following agreement regarding the issuance of Stock:

a.)	Doyen shall issue the Executive Two Million (2,000,000) Shares to an entity as directed by the Executive;

b.)	Doyen shall cancel and include the remaining Sixteen Million (16,000,000) Shares of Common Stock in its authorized capital, and Executive shall renounce and waive any rights to the Sixteen Million (16,000,000) shares of Stock.

3.	Indemnification for Benefit of the Executive. Corporation, and each of them jointly, and severally shall defend, indemnify, and hold the Executive harmless from and against any and all claims, liabilities, and obligations of every kind and description, contingent or otherwise arising from or related to the Executive’s duties performed within the scope of his employment, as an officer, and as a director of the Corporation. This Agreement to defend, indemnify, and hold harmless shall not extend to Executive’s activities that are grossly negligent or intentional tortious acts. Nothing in this Agreement shall limit the rights under state or federal law granting or limiting the Executive’s right to a defense, advancement of costs and fees, indemnification, and to be held harmless.

4.	Notice and Other Indemnification Procedures.

a.)	In order for the Corporation to indemnify Executive and for the Corporation to be fully informed at all times concerning its possible obligations to give indemnity to the Executive thereof under the provisions of this Agreement, Nevada Law, or federal law and to permit the amounts thereof to be minimized, if the Executive suffers or is threatened with or incurs any loss, damage, or expense for which it would be entitled to be indemnified, the Executive shall promptly give notice to the Corporation after obtaining knowledge of any claim. Notwithstanding the foregoing notice requirement, the right to indemnification hereunder shall not be affected by any failure of Executive to give such notice or any delay by Executive in giving such notice unless, and then only to the extent that, the rights and remedies of the Corporation shall have been prejudiced as a result of the failure to give, or delay in giving such notice.

RETIREMENT AGREEMENT

GEOFFREY THOMPSON

b.)	The Corporation shall have the right to assume the defense of and to settle any claim asserted by a third party against the Executive with counsel reasonably acceptable to the Executive so long as the Corporation is diligently defending such claim. If Executive assumes the defense of a claim, the Executive shall bear the fees of any additional counsel retained by it to conduct its defense. The Corporation shall not settle any claim without the consent of the Executive (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement requires no admission of liability on the part of the Executive and no assumption of any obligation or monetary payment for which the Executive has not been fully indemnified.

c.)	Each party will cooperate with the other in resolving or attempting to resolve any claim and will permit the other party access to all books and records which might be useful for such purpose, during normal business hours and at the place where the same are normally kept, with full right to make copies thereof or extracts therefrom at the cost of the copying party.

5.	Determination of Losses. In determining the amount of any losses or claims for purposes of this Agreement, the parties shall take into account insurance benefits, recoveries under any counterclaims or set off, and tax benefits.

6.	No Set-off by Corporation. Executive’s right to receive when due the payments and other benefits provided for under this Agreement is absolute, unconditional and subject to no set-off, counterclaim, recoupment, or other claim, right or action that any Corporation may have against Executive or others, except as expressly provided in this Section or as specifically otherwise provided in this Agreement. Time is of the essence in the performance by the Corporation Parties of their respective obligations under this Agreement.

7.	Non-Disparagement.

a.)	Executive agrees not to make, or cause to be made, any statement, observation or opinion, or communicate any information (whether oral or written, directly or indirectly) that: (i) accuses or implies that Corporation and/or any of its Affiliates, together with their respective present or former officers, directors, partners, stockholders, employees and agents, and each of their predecessors, successors and assigns, engaged in any wrongful, unlawful or improper conduct, whether relating to Executive’s employment (or the termination thereof), the business or operations of Corporation, or otherwise; or (ii) disparages, impugns or in any way reflects adversely upon the business or reputation of Corporation and/or any of its affiliates, together with their respective present or former officers, directors, partners, stockholders, employees and agents, and each of their predecessors, successors and assigns.

b.)	Corporation agrees not to authorize any statement, observation or opinion, or communicate any information (whether oral or written, direct or indirect) that: (i) accuses or implies that Executive engaged in any wrongful, unlawful or improper conduct relating to Executive’s employment or termination thereof with Corporation, or otherwise; or (ii) disparages, impugns or in any way reflects adversely upon the reputation of Executive.

RETIREMENT AGREEMENT

GEOFFREY THOMPSON

c.)	Notwithstanding anything contained herein to the contrary, nothing herein shall be deemed to preclude or limit (i) Executive or Corporation from providing truthful testimony or information pursuant to subpoena, court order or other similar legal or regulatory process, provided, that to the extent permitted by law, Executive will promptly inform Corporation of any such obligation prior to participating in any such proceedings or (ii) Executive from (A) filing a charge or complaint with any Government Agency, (B) communicating with any Government Agency or otherwise participating in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to Corporation, or (C) receiving an award for information provided to any Government Agency.

8.	Successors. This Agreement shall inure to the benefit of and be binding upon Corporation and its successors and assigns. Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of Corporation (or the Employer during any Post-Change Period) to assume expressly and agree to perform this Agreement in the same manner and to the same extent that Corporation (or, if applicable, the Employer) would be required to perform it if no such succession had taken place. Any successor to the business or assets of Corporation (or any Employer) which assumes or agrees to perform this Agreement by operation of law, contract, or otherwise shall be jointly and severally liable with Corporation (or the Employer) under this Agreement as if such successor were Corporation (or the Employer). If Executive’s employment is transferred from Corporation to a Subsidiary, or from a Subsidiary to Corporation or another Subsidiary, the rights and obligations of the Employer (determined prior to such transfer) shall automatically become the rights and obligations of the Employer (determined immediately following such transfer), without requiring the consent of Executive.

9.	Payments to Beneficiary. If Executive dies before receiving amounts to which Executive is entitled under this Agreement, such amounts shall be paid in a lump sum to one or more beneficiaries designated in writing by Executive (each, a “Beneficiary”). If no Beneficiary is designated, Executive’s estate shall be his Beneficiary.

RETIREMENT AGREEMENT

GEOFFREY THOMPSON

10.	Release. Except with respect to all of the Corporation’s obligations under this Agreement Agreement, the Executive, and Executive’s heirs, executors, assigns, agents, legal representatives, and personal representatives, hereby releases, acquits and forever discharges the Corporation, its agents, subsidiaries, affiliates, operating units and their respective officers, directors, agents, servants, employees, attorneys, stockholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, obligations, promises, acts, agreements, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to the day prior to execution of this Agreement that arose out of or were related to the Executive’s employment with the Corporation or the Executive’s termination of employment with the Corporation including, but not limited to, any and all claims or demands pursuant to Title VII of the Civil Rights Act of 1964 as amended by the Civil Rights Act of 1991, which prohibits discrimination in employment based on race, color, national origin, religion or sex; the Civil Rights Act of 1866, 42 U.S.C. §2000e, et seq., 42 U.S.C. §1981, 1983 and 1985, which prohibits violations of civil rights; the Equal Pay Act of 1963, 29 U.S.C. § 206(d)(1), which prohibits unequal pay based upon gender; the Age Discrimination in Employment Act of 1967, as amended, and as further amended by the Older Workers Benefit Protection Act, 29 U.S.C. § 621, et seq., which prohibits age discrimination in employment; the Executive Retirement Income Security Act of 1974, as amended, 29 U.S.C. §1001, et seq., which protects certain employee benefits; the Americans with Disabilities Act of 1990, as amended, 42 U.S.C. § 12101, et seq. and the Rehabilitation Act of 1973, which prohibit discrimination against the disabled; the Family and Medical Leave Act of 1993, as amended 29 U.S.C. § 2601, et seq., which provides medical and family leave; the federal Worker Adjustment and Retraining Notification Act (as amended) and similar laws in other jurisdictions, the Fair Labor Standards Act, 29 U.S.C. § 201, et seq., including the Wage and Hour Laws relating to payment of wages, including, but not limited to, vacation pay, commissions, and bonuses; and all other federal, state or local laws or regulations prohibiting employment discrimination and/or governing the payment of wages, benefits, and other forms of compensation, and any claims for wrongful discharge, breach of contract, breach of the implied covenant of good faith and fair dealing, fraud, discrimination, harassment, defamation, infliction of emotional distress, termination in violation of public policy, retaliation, including workers’ compensation retaliation under state statutes, tort law; contract law; wrongful discharge; discrimination; fraud; libel; slander; defamation; harassment; emotional distress; breach of the implied covenant of good faith and fair dealing; or claims for retaliation, or other claims arising under any local, state or federal regulation, statute or common law. This Release does not apply to the payment of any and all benefits and/or monies earned, accrued, vested or otherwise owing, if any, to the Executive under the terms of a Corporation sponsored tax-qualified retirement or savings plan, except that the Executive hereby releases and waives any claims that his termination was to avoid payment of such benefits or payments, and that, as a result of his termination, he is entitled to additional benefits or payments. Additionally, this Release does not apply to any of Executive’s rights or obligations with respect to indemnification or directors’ and officers’ liability coverage to which Executive is entitled or subject in his capacity as a former officer or employee of the Corporation. This Release does not apply to any claim or rights which might arise out of the actions of the Corporation after the date the Executive signs this Agreement. Further, notwithstanding anything herein to the contrary, nothing herein or otherwise shall release the Corporation from any claims, rights or damages that may not be released or waived as a matter of law.

11.	Miscellaneous Provisions.

a.)	Successor and Assigns. This Agreement shall be binding upon and inure to the benefit of the Executive, its legal representatives, successors, and assigns.

b.)	Notices. Any notices permitted or required under this Agreement shall be deemed given upon the date of personal delivery or forty-eight (48) hours after deposit in the United States Mail, postage fully prepaid, return receipt requested, at or to the last known address of the intended recipient.

RETIREMENT AGREEMENT

GEOFFREY THOMPSON

c.)	Law Governing; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to the conflict of law provisions thereof. Any action arising under this Agreement shall be venued in the the District Court in Nevada, and each party submits to the personal jurisdiction of said Court.

d.)	Titles and Captions. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this Agreement.

e.)	Legal Representation. This Agreement was drafted by Corporate Law Partners, PLLC, (“Firm”). The Members acknowledge and understand that this past and present legal representation by Firm of any such Members, Managers, Officers, or their affiliated entities represents a potential or actual conflict of interest on the part of Firm in drafting this Agreement and any other documents or agreements arising out of this Agreement. The Company and the Members further acknowledge and understand that Firm has represented only the Executive in connection with the drafting of this Agreement and other documents related to the transactions contemplated by the Agreement (“Documents”). THE PARTIES HERETO CONSENT TO SUCH REPRESENTATION AND ACKNOWLEDGE AND AGREE THAT THEY HAVE EITHER SOUGHT SEPARATE LEGAL COUNSEL TO ADVISE THEM IN CONNECTION WITH THIS AGREEMENT OR THE DOCUMENTS, OR IF THEY HAVE NOT DONE SO, HAVE BEEN GIVEN THE OPPORTUNITY TO DO SO AND HAVE VOLUNTARILY CHOSEN NOT TO DO SO. FURTHERMORE, THIS AGREEMENT HAS TAX AND FINANCIAL ACCOUNTING CONSEQUENCES FOR EACH PARTY EACH PARTY HAS EITHER SOUGHT SEPARATE TAX AND FINANCIAL ACCOUNTING ADVICE IN CONNECTION WITH THIS AGREEMENT, OR IF THEY HAVE NOT DONE SO, HAVE BEEN GIVEN THE OPPORTUNITY TO DO SO AND HAVE VOLUNTARILY CHOSEN NOT TO DO SO. NOTWITHSTANDING THE FOREGOING, THE PARTIES ACKNOWLEDGE AND AGREE THAT THEY HAVE NOT RELIED ON FIRM FOR ANY LEGAL ADVICE, TAX ADVICE OR FINANCIAL ACCOUNTING sADVICE. The Parties hereto by executing this Agreement or any of the Documents with full knowledge of the past, present, and future legal representation by Firm of the persons and entities described herein, hereby consent to the drafting of this Agreement or Documents on behalf of the Executive by Firm and waive the right to object to Firm’s continued representation of the persons and entities described herein. The Corporation agrees to be jointly liable to the Firm for its legal fees and the Parties consent to disbursements by the Corporation to Firm for such legal services, and it shall not be deemed to be a breach of the duty of care, a breach of the duty of loyalty, or a breach of the requirement of good faith and fair dealing by the Parties hereto.

f.)	Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement, or any section thereof was drafted by said party.

RETIREMENT AGREEMENT

GEOFFREY THOMPSON

g.)	Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

h.)	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

i.)	Electronic Signatures. Each Party agrees that the electronic signatures, whether digital or encrypted, of the Parties included in this Agreement are intended to authenticate this writing and to have the same force and effect as manual signatures. Electronic signature means any electronic symbol or process attached to or logically associated with a record and executed and adopted by a Party with the intent to sign such record, including, without limitation, Adobe e-signature, Docusign, E-sign, facsimile or e-mail electronic signatures.

IN WITNESS WHEREOF, the Parties have executed this Indemnification Agreement as effective of the date first above written.

Doyen Elements, Inc. f/k/a AdvantaMeds Solutions USA Fund I, Inc., (“Corporation “)		EXECUTIVE

By:	Cynthia Boerum	By:	Geoffrey Thompson
Its:	COO

RETIREMENT AGREEMENT

GEOFFREY THOMPSON